                                  EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        REMODELERS INVESTMENT CORPORATION


     FIRST: The name of the corporation is REMODELERS INVESTMENT CORPORATION (the "CORPORATION").

     SECOND: Its registered office in the State of Nevada is located at One East First Street, Reno, Nevada 89501. The name of its resident agent at that address is The Corporation Trust Company of Nevada.

     THIRD:  The period of its duration is perpetual.

     FOURTH: The sole purpose for which the Corporation is organized is to engage in the following activities:

     (a) to purchase or otherwise acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with (i) mortgage loans, certificates or other securities guaranteed by the Government National Mortgage Association; (ii) mortgage loans, certificates or other securities issued or guaranteed by the Federal National Mortgage Association; (iii) mortgage loans, certificates or other securities issued or guaranteed by the Federal Home Loan Mortgage Corporation; and (iv) mortgage loans (including, among others, single family loans, manufactured housing contracts, Title I loans, and senior and junior mortgage liens), mortgage pass-through certificates, collateralized mortgage obligations, subordinated classes or residual interests issued by any Person or entity, or any other types of mortgage-related securities (collectively, clauses (i) through (iv) are referred to as the "MORTGAGE COLLATERAL");

     As used herein, the term "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     (b) to authorize, issue, hold, retain an interest in (including a subordinated interest), sell, deliver or otherwise deal with (i) bonds, notes or other obligations secured primarily by one or more types, as described in paragraph (a) of this Article FOURTH, of Mortgage Collateral ("BONDS") or
(ii) pass-through or participation certificates which evidence an interest in pools of Mortgage Collateral ("PASS-THROUGH CERTIFICATES");

     (c) to act as settlor or depositor of trusts formed to issue Bonds or Pass-Through Certificates and to invest in or sell the beneficial interest in such trusts;

     (d) to use proceeds of the sale of Bonds or Pass-Through Certificates in connection with the funding or acquisition of Mortgage Collateral;

     (e) to transfer, pledge or assign the rights to any amounts remitted or to be remitted to the Corporation by any trustee under an indenture, pooling and servicing agreement, trust agreement or other agreement entered into with the Corporation in connection with the issuance of the Bonds or Pass-Through Certificates by the Corporation or by any trust or partnership established by the Corporation;

     (f) to engage in and perform any actions which are necessary or appropriate to (i) establish to the satisfaction of the Secretary of Housing and Urban Development that the Corporation meets and will continue to meet the requirements for approval as an eligible lender participating in the programs under Title I of the National Housing Act or (ii) qualify under any other programs relating to Mortgage Collateral; and

     (g) to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Nevada which are incidental to the foregoing and necessary or convenient to accomplish the foregoing, including the ability to hold or make such interim investments as may be required to be pledged by the Corporation as a condition to receiving the desired rating on any Bonds or Pass-Through Certificates issued by the Corporation pursuant to paragraph (b) of this Article FOURTH, plus any investment income on such investments, with such investments to include any investments permitted under any indenture pursuant to which the Corporation shall issue Bonds or under any pooling and servicing agreement or other agreement pursuant to which the Corporation shall issue Pass-Through Certificates.

     FIFTH: The Corporation shall have the authority to issue one class of shares to be designated "common". The total number of shares which the Corporation is authorized to issue is One Thousand (1,000). The number of common shares authorized is One Thousand (1,000) shares and the par value of each share is One Cent ($.01).

     SIXTH: The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this Corporation.

     SEVENTH: The names and addresses of the current board of directors, which is two in number, are as follows:

     NAME                      ADDRESS
     ----                      -------
     Daniel T. Phillips        16901 Dallas Parkway, Suite 200
                               Dallas, Texas  75248

     Ronald M. Mankoff         16901 Dallas Parkway, Suite 200
                               Dallas, Texas  75248

     EIGHTH: The power to adopt, alter, amend, or repeal the Bylaws of the Corporation is hereby delegated to the Board of Directors and such power shall be deemed to be vested exclusively in the Board of Directors and shall not be exercised by the shareholders.

     NINTH: No shareholder shall have preemptive right to acquire any shares or securities of any kind, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

     TENTH: No shareholder shall have the right to cumulate his or her votes in an election of directors or for any other matter(s) to be voted upon by the shareholders of the Corporation.

     ELEVENTH: Notwithstanding any provision of the General Corporation Law of the State of Nevada, now or hereafter in force, requiring for any purpose the affirmative vote of two-thirds, or any other percentage, of the outstanding shares entitled by law to vote thereon, or of the outstanding shares of a class and series entitled by law to vote thereon, such action may, to the extent permitted by law, be authorized and taken by the affirmative vote of the holders of a majority of such outstanding shares, or such outstanding shares of a class or series, as applicable. Except as provided in the preceding sentence, or as otherwise required by law, the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at any shareholders' meeting at which a quorum is present shall be the act of the shareholders' meeting.

     TWELFTH: To the fullest extent permitted by Nevada statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the Corporation shall not be liable to the Corporation or its shareholders for any act or omission in such director's capacity as a director. Any repeal or amendment of this Article, or any adoption of any other provision of these Articles of Incorporation, inconsistent with this Article, by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability to the Corporation or its shareholders of a director of the Corporation existing at the time of such repeal or amendment or such adoption of an inconsistent provision.

     THIRTEENTH: The Corporation shall indemnify its officers and directors and may, in the discretion of the Board of Directors, indemnify its other employees and agents to the fullest extent permitted by Nevada statutory and decisional law if any such person was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee or agent of another Corporation, partnership, joint venture, trust, limited liability company, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaws, agreement, vote of shareholders, or otherwise.

     FOURTEENTH: Any action which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a written consent or consents, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     FIFTEENTH: Subject to the limitation in Article SIXTEENTH of these Amended and Restated Articles of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     SIXTEENTH: (a) At all times at which the directors of the Corporation shall take, or shall be required to take, any action with respect to the Bonds or Pass-Through Certificates and until such time as no Bonds or Pass-Through Certificates are outstanding, there shall be at least one Independent Director. An "Independent Director" shall be an individual who, except in his or her capacity as an Independent Director of the Corporation is not, and has not been during the two years immediately before such individual's appointment as an Independent Director, (i) a stockholder, director, partner, officer, or employee of the Corporation or its Affiliates;
(ii) affiliated with a significant customer or supplier of the Corporation or its Affiliates; (iii) a spouse, parent, sibling, or child of any person described by (i) or (ii) above; provided, however, that an individual shall not be deemed to be ineligible to be an Independent Director solely because such individual owns 1% or less of the outstanding stock of an Affiliate that is a publicly-traded company.

     As used herein, the term "Affiliate" shall mean any Person other than the Corporation (i) which owns beneficially, directly or indirectly, any outstanding shares of the Corporation's stock, or (ii) which controls or is under common control with the Corporation. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     (b) With the consent of the initial and current sole stockholder of the Corporation, which consent the initial stockholder believes to be in the best interest of the initial stockholder and the Corporation, no Independent Director shall, with regard to any action to be taken under or in connection with this Article SIXTEENTH, owe a fiduciary duty or other obligation to the initial stockholder nor to any successor stockholders (except as may specifically be required by the statutory law of any applicable jurisdiction), and every stockholder, including each successor stockholder, shall consent to the foregoing by virtue of such stockholder's purchase of shares of capital stock of the Corporation, no further act or deed of any stockholder being required to evidence such consent. Instead, such director's fiduciary duty and other obligations with regard to such action under or in connection with this Article SIXTEENTH shall be owed to the Corporation (including its creditors). In addition, no Independent Director may be removed unless his or her successor has been elected.

     (c) Notwithstanding any other provision of these Amended and Restated Articles of Incorporation and any provision of law that otherwise so empowers the Corporation, and so long as any Bonds or Pass-Through Certificates remain outstanding and not paid in full, the Corporation shall not, without the unanimous consent of the Board of Directors, including the Independent Directors, do any of the following:

     (i) engage in any business or activity other than those set forth in Article FOURTH;

     (ii) incur or assume any indebtedness except for (a) such indebtedness that (i) may be incurred by the Corporation in connection with the issuance of Bonds or Pass-Through Certificates and (ii) provides for recourse solely to the assets pledged to secure such indebtedness or provides for no recourse to the Corporation and does not constitute a claim against the Corporation in the event that its assets are insufficient to repay such indebtedness; and (b) indebtedness that by its terms (i) is fully subordinated to any Bonds and
           (ii) provides that the holder thereof may not cause the filing of a petition in bankruptcy or take any similar action against the Corporation until at least 121 days after the last day on which any Bond is outstanding;

     (iii) dissolve or liquidate, in whole or in part;

     (iv) consolidate or merge with or into any other Person or convey or transfer or lease its property and assets substantially as an entirety to any Person;

     (v) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution or bankruptcy or insolvency proceedings against the Corporation, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Corporation or a substantial part of the property of the Corporation, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action; or

     (vi) amend Articles FOURTH, FIFTEENTH or SIXTEENTH of these Amended and Restated Articles of Incorporation.

     So long as any obligation with respect to the Bonds or Pass-Through Certificates remains outstanding and not paid in full, the Corporation shall have no authority to take any action in items (i) through (iv) and (vi) above without the written consent of the majority of the holders of such Bonds and/or Pass-Through Certificates.

     Pursuant to the Nevada General Corporation Law, the amendments to the Articles of Incorporation as set forth in these Amended and Restated Articles of Incorporation were unanimously approved by Written Consent of the Sole Stockholder, dated December 14, 1995, following the recommendation of the Board of Directors via a Unanimous Written Consent of the Board of Directors, dated December 14, 1995. This Certificate sets forth the Articles of Incorporation as amended and is executed by the President and the Secretary of the Corporation this 15th day of December, 1995.

                                       ------------------------------------
                                       By: Daniel T. Phillips
                                           President




                                       ------------------------------------
                                       By: Ronald M. Mankoff
                                           Secretary

THE STATE OF TEXAS            )
                              )
COUNTY OF DALLAS              )

     BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared Daniel T. Phillips, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the properly authorized act of the said Remodelers Investment Corporation, a Nevada corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _____ day of December,
1995.

                                       ------------------------------------
                                       Notary Public, State of Texas
Commission Expires:


- -----------------------------------



THE STATE OF TEXAS            )
                              )
COUNTY OF DALLAS              )

     BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared Ronald M. Mankoff, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the properly authorized act of the said Remodelers Investment Corporation, a Nevada corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _____ day of December,
1995.

                                       ------------------------------------
                                       Notary Public, State of Texas
Commission Expires:


- -----------------------------------

        CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                                                 Filed by:
                  (After of Issuance of Stock)
               Remodelers Investment Corporation
- ------------------------------------------------------------------
                     Name of Corporation

We the undersigned                 Daniel T. Phillips
                   ----------------------------------------------- and
                                President or Vice President

         Ronald M. Mankoff                 Remodelers Investment Corporation
- -------------------------------- of -----------------------------------------
 Secretary or Assistant Secretary                  Name of Corporation

do hereby certify:

    That the Board of Directors of  said corporation at a meeting duly convened,
held on the   1st    day of May, 1996, adopted a resolution to amend
            -------         ---   --
the original articles as follows:

   Article  I is hereby amended to read as follows:
           ---
The name of the corporation is FIRSTPLUS INVESTMENT CORPORATION.







The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000; that the said
                                                 -----
change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon

                                   /s/
                                   ----------------------------------
                                       President or Vice President

                                   /s/
                                   ----------------------------------
                                    Secretary or Assistant Secretary



State of  Texas
         --------
                                ss.

County of Dallas
          ------


     On May 6, 1996, personally appeared before me, a Notary Public,
        -----------
   Daniel T. Phillips and Ronald M. Mankoff      who acknowledged that they
- -----------------------------------------------
Names of Persons Appearing and Signing Document

executed the above instrument.

                                  /s/
                                  ----------------------------------
                                        Signature of Notary